Exhibit 99.1

Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
	David S. DePillo	President & COO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC. TO PRESENT AT SANDLER O’NEILL
CONFERENCE ON NOVEMBER 13, 2003

Irvine, CA – November 3, 2003 – Commercial Capital Bancorp, Inc. (“CCBI” or the “Company”), (NASDAQ: “CCBI”), announced that it has been invited to participate in the Sandler O’Neill Financial Services Conference to be held at the PGA National Resort in Palm Beach Gardens, FL on Thursday, November 13, 2003. Stephen H. Gordon, Chairman and CEO of CCBI, and David S. DePillo, President and COO, are scheduled to present an overview of the Company and discuss its 2003 performance beginning at 7:10 a.m. EST.

Attendance at the Sandler O’Neill conference is by invitation only. Investors, analysts and the general public may listen to the broadcast live via audio conference or webcast. To listen to the audio conference, individuals should call 800-239-8730 and reference the “Sandler O’Neill Conference”. Individuals interested in listening to the webcast should allow sufficient time prior to the presentation to register and login. On the day of the event, a link to the webcast will be available on the Company’s website www.commercialcapital.com, or through Sandler O’Neill’s website www.sandleroneill.com. An archive of the webcast will be available for thirty days following the presentation, beginning November 13, 2003. Mr. Gordon’s and Mr. DePillo’s presentation materials will be available in the news section of the Company’s website prior to the beginning of their presentations.

CCBI Presentation	Conference Call	Webcast
Thursday November 13, 2003	800-239-8730	www.commercialcapital.com
7:10 a.m. EST	Ref: Sandler O’Neill Conf.	Media Player Required

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base, which includes income-property real estate investors, middle market commercial businesses, and high net-worth individuals, families and professionals. At September 30, 2003, CCBI had total assets of $1.45 billion, was the 4th largest multi-family lender in California during the 12 months ended June 30, 2003 (source: Dataquick Information Systems) and has originated approximately $2.8 billion in multi-family and commercial real estate loans through September 30, 2003. Commercial Capital Bank, the Company’s bank subsidiary, was the fastest growing banking organization in California, based on percentage growth in total assets over the 36 months ended June 30, 2003 (source: www.fdic.gov). The Bank has full service banking offices located at the Company’s headquarters in Irvine, Rancho Santa Margarita, Riverside, and La Jolla and loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Encino, Los Angeles, Irvine, and La Jolla, CA. Commercial Capital Mortgage, Inc., the Company’s mortgage banking subsidiary, funds and sells those loans which the Bank elects to assign to CCM. ComCap Financial Services, Inc., the Company’s NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net-worth individuals and other financial institutions. Commercial Capital Asset Management, Inc., the Company’s asset management subsidiary, provides asset management services to alternative investment funds, made available to accredited investors.

The webcast and presentation referenced in this release may include forward-looking statements (related to each company’s plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.